EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements of Verizon Communications Inc. (Verizon) and where applicable, related Prospectuses, of our report dated February 26, 2010 (except for Note 14, as to which the date is December 29, 2010), with respect to the consolidated financial statements of Verizon for the year ended December 31, 2009 included in this Current Report (Form 8-K) dated December 29, 2010, filed with the Securities and Exchange Commission: Form S-8, No. 333-66349; Form S-4, No. 333-11573; Form S-8, No. 333-41593; Form S-8, No. 333-42801; Form S-4, No. 333-76171; Form S-8, No. 333-76171; Form S-8, No. 333-53830; Form S-8, No. 333-82690; Form S-4, No. 333-124008; Form S-8, No. 333-124008; Form S-4, No. 333-132651; Form S-8, No. 333-142549; Form S-8, No. 333-150504; Form S-3, No. 333-151922; Form S-3, No. 333-162833; and Form S-8, No. 333-169267.

/s/ Ernst & Young LLP
Ernst & Young LLP
New York, New York

December 29, 2010